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                                                                    Exhibit 15.1

July 25, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 7, 2003 on our review of the condensed consolidated interim financial information of GlobalSantaFe Corporation and subsidiaries (the "Company") as of and for the period ended March 31, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Amendment No. 2 to Registration Statement on Form S-4 (Reg. No. 333-105139).

Very truly yours,


/s/ PricewaterhouseCoopers LLP